Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-225102, 333-232314, 333-239234 and 333-260841) and Form S-3 (No. 333-239329, 333-260612 and 333-275605) of our report dated August 27, 2024, relating to the consolidated financial statements of Wrap Technologies, Inc., as of and for the year ended December 31, 2023, appearing in this Annual Report on Form 10-K of Wrap Technologies, Inc.

/s/ HTL International, LLC

Houston, Texas

August 28, 2024